Exhibit 10.36

AMENDMENT NO. 1
TO
UNFAIR COMPETITION AND NONSOLICITATION AGREEMENT

     This Amendment No. 1 to Unfair Competition and Nonsolicitation Agreement (“Amendment”), is made as of August 21, 2006, by and between Automotive Lease Guide (alg), Inc. (formerly known as Santa Acquisition Company). (“ALG”), and Raj Sundaram (“Employee”).

     WHEREAS, ALG and Employee entered into that certain Unfair Competition And Nonsolicitation Agreement, dated as of May 25, 2005 (the “Agreement”); and

     WHEREAS, ALG and Employee desire to amend certain provisions of the Agreement as provided below;

     NOW THEREFORE, for good and valuable consideration and in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1.     Section 1(b) is hereby amended by deleting the words “following the termination of Mr. Sundaram’s employment with the Company” and inserting the following:

“after Mr. Sundaram’s cease to be employed by the Company or any of its affiliates, including but not limited to DealerTrack Holdings, Inc. and DealerTrack, Inc.

     2.     No Other Modification. Except as expressly provided herein, this Amendment does not in any way change, modify, delete or amend any of the provisions of the Agreement, and all such provisions shall remain in full force and effect.

     3.     Governing Law. This Agreement shall be governed by California law.

     4.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

Automotive Lease Guide (alg), Inc.

By: Name: Title:

/s/ Raj Sundaram Rajesh Sundaram